 LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Brady Long, Debra Kupferman, Daniel Ro-Trock, Sandro Thoma, Kyle Vento, Kristina Mays and Jason Bersch acting individually and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Transocean Ltd. (the “Company”), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any securities exchange or similar authority; and

3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. The authority granted to any individual attorney-in-fact hereunder shall automatically terminate with immediate effect upon such attorney-in-fact ceasing to be employed by or affiliated with the Company or any of its subsidiaries. This Limited Power of Attorney revokes all prior powers of attorney granted by the undersigned with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of the 13 day of November 2025.

Signed and acknowledged:

  /s/ Domenic J. Dell’Osso, Jr.

Name: Domenic J. Dell’Osso, Jr.